Exhibit (23.1)


                               Consent of KPMG LLP



Shareholders and Board of Directors
Johnson Outdoors Inc.:



We consent to incorporation by reference in this Registration Statement on Form S-8 of Johnson Outdoors Inc. of our report dated November 6, 2000, relating to the consolidated statements of operations, shareholders' equity, and cash flows for the year ended September 29, 2000, which report appears in the 2002 Annual Report on Form 10-K of Johnson Outdoors Inc.


KPMG LLP

/s/ KPMG LLP

Milwaukee, Wisconsin
July 24, 2003